SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): May 22, 2003

Fiserv, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	0-14948	39-1506125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of principal executive offices, including zip code)

(262) 879-5000

(Registrant’s telephone number)

Item 5. Other Events and Regulation FD Disclosure

On May 22, 2003, Fiserv, Inc. (the “Company”) announced that Thomas C. Wertheimer, a retired Senior Audit Partner for PricewaterhouseCoopers LLP (“PWC”), was named to serve on the Fiserv Board of Directors.

Wertheimer retired in 2000 from PWC, where he had most recently served as Lead Audit Partner for large public companies. From 1996 to 2000, he was the PricewaterhouseCoopers Worldwide Audit Partner for Ford Motor Company. Wertheimer also was Lead Audit Partner for several other public companies, including Bank One Corporation, The Kroger Company, Limited Brands, Inc. and Wendy’s International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 22, 2003	By:	/s/ KENNETH R JENSEN
Kenneth R. Jensen Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

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